UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2020, Sudhakar Kesavan gave notice of his retirement as Executive Chair, a member of the Board of Directors (the “Board”) of ICF International, Inc. (the “Company”), and an officer and director of the Company’s subsidiaries and affiliated entities, in each case effective as of December 31, 2020. A copy of Mr. Kesavan’s notice letter is attached as Exhibit 99.2. A copy of the Company’s response to Mr. Kesavan summarizing certain terms is attached as Exhibit 99.3. This retirement was consistent with the Company’s previously announced succession plans and Mr. Kesavan’s desire to retire. Mr. Kesavan relinquished his position as CEO in October 2019 and took on the Executive Chair role to ensure an orderly and smooth transition, which the Board agrees has been achieved.

In the fourth quarter 2020 in connection with his retirement, Mr. Kesavan will be entitled to receive such compensation, vesting of equity awards and other benefits as provided in his employment agreement for a termination of employment on the basis of “good reason.”. The retirement is not the result of any disagreement with the Company.

The Board of Directors has elected President and Chief Executive Officer John Wasson to the additional position of Chair of the Board effective upon Mr. Kesavan’s retirement. There has not been any adjustment to the terms of Mr. Wasson’s compensation as a result of Mr. Wasson becoming Chair of the Board. Mr. Wasson is a member of the Board of Directors in Class I, whose terms expire in 2022. Mr. Wasson has served as President and Chief Executive Officer of the Company since 2019 and as President and Chief Operating Officer from 2010 to 2019. Mr. Wasson does not have any other current or proposed material arrangements or transactions with related persons to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a result of Mr. Kesavan’s retirement, the size of the Board will be reduced to eight members. Ms. Eileen O’Shea Auen remains in the position of Lead Director.

A press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 19, 2020

99.2	Letter from Sudhakar Kesavan dated November 15, 2020

99.3	Letter from the Company to Sudhakar Kesavan dated November 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICF International, Inc.

Date: November 19, 2020	By:	/s/ James E. Daniel
James E. Daniel
EVP, General Counsel